EXHIBIT 1

JOINT FILING AGREEMENT

February 14, 2005

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G attached hereto as Exhibit I (the "Schedule"), relating to the common stock, par value $0.01 per share, of Asbury Automotive Group, Inc ("Common Stock"), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule ("13G filings") with respect to their respective ownership of Common Stock and each of them mutually covenants to the other that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

                        ASBURY AUTOMOTIVE HOLDINGS L.L.C.

                        by:   /s/ TIMOTHY C. COLLINS
                            Name: Timothy C. Collins

                        RIPPLEWOOD PARTNERS L.P.

                        by:   /s/ TIMOTHY C. COLLINS
                            Name: Timothy C. Collins

                        COLLINS FAMILY PARTNERS, L.P.

                        by:   /s/ TIMOTHY C. COLLINS
                            Name: Timothy C. Collins

                        TIMOTHY C. COLLINS

                        by:   /s/ TIMOTHY C. COLLINS
                            Name: Timothy C. Collins

                        C.V. NALLEY, III

                        by:   /s/ C.V. NALLEY, III
                            Name: C.V. Nalley, III

    THOMAS F. MCLARTY, III

    by: /s/ THOMAS F. MCLARTY, III
   Name: Thomas F. McLarty, III

    LUTHER COGGIN

    by:  /s/ LUTHER COGGIN
         Name: Luther Coggin

    CHARLIE (C.B.) TOMM AND ANITA
    DESAUSSURE TOMM, TENANTS BY THE
    ENTIRETIES

    by:  /s/ CHARLES TOMM and ANITA DESAUSSURE TOMM
        Name: Charles Tomm and Anita Desaussure Tomm

    JOHN R. CAPPS

    by:  /s/ JOHN R. CAPPS
        Name: John R. Capps

    JIW ENTERPRISES IRREVOCABLE
    TRUST OF 2004

    by:  /s/ JEFFREY I. WOOLEY
        Name: Jeffrey I. Wooley

    JIW FUND I, LLC

    by:  /s/ JEFFREY I. WOOLEY
        Name: Jeffrey I. Wooley

    DMCD AUTOS IRVING, INC.

    by:  /s/ DAVID MCDAVID
          Name: David McDavid
          Title: President

    DMCD AUTOS HOUSTON, INC.

    by:  /s/ DAVID MCDAVID
          Name: David McDavid
          Title: President

    CHILDS & ASSOCIATES INC.

    by:  /s/ WILLIAM L. CHILDS, SR.
          Name: William L. Childs
          Title: President

    ROBERT E. GRAY

    by:  /s/ ROBERT E. GRAY
          Name: Robert E. Gray

    THOMAS G. MCCOLLUM

    by:  /s/ THOMAS G. MCCOLLUM
          Name: Thomas G. McCollum

    BUDDY HUTCHINSON CARS, INC.

    by:  /s/ BUDDY HUTCHINSON
          Name: Buddy Hutchinson

    SLT/TAG INC.

    by:  /s/ SCOTT L. THOMASON
          Name: Scott L. Thomason
          Title: President

    NOEL E. DANIELS

    by:  /s/ NOEL E. DANIELS
          Name: Noel E. Daniels
          Title: President

    NANCY D. NOBLE

    by:  /s/ NANCY D. NOBLE
          Name: Nancy D. Noble
          Title: President

    STEVE M. INZINNA

    by:  /s/ STEVE M. INZINNA
          Name: Steve M. Inzinna

    STEPHEN M. SILVERIO

    by:  /s/ STEPHEN M. SILVERIO
          Name: Stephen M. Silverio